UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒  Preliminary Information Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

SYMBID CORP.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14c-5(g)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

SYMBID CORP.
Maronistraat 16
 3029 AK Rotterdam
The Netherlands

NOTICE OF ACTION TO BE TAKEN PURSUANT TO WRITTEN CONSENT
OF STOCKHOLDERS IN LIEU OF A MEETING

To the Stockholders of Symbid Corp.:

Notice is hereby given that stockholders holding a majority of our outstanding voting stock, pursuant to a written consent, dated April 20, 2017 (the “Record Date”), have authorized and approved an amendment of our Articles of Incorporation to:

1.
Effect a reverse split of our common stock, par value $0.001 per share, at a ratio of not less than 1-for-40 and not more than 1-for-80 and to authorize the Board of Directors to implement the reverse stock split within this range, at its discretion, by filing an amendment to our Articles of Incorporation.

2.
Change our name to Sincerity Applied Materials Holdings Corp.

The amendment of our Articles of Incorporation was also approved on the Record Date by the unanimous written consent of our Board of Directors.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. Our Board of Directors has unanimously approved the above actions.

The amendment to our Articles of incorporation will not be effective until filed with the Nevada Secretary of State. We intend to file the amendment to our Articles of Incorporation twenty (20) calendar days after the accompanying Information Statement is first sent or given to our stockholders.

No action is required by you. The accompanying Information Statement is furnished to you only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being sent or given to you on or about May __, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE ALREADY APPROVED THE AMENDMENT OF OUR ARTICLES OF INCORPORATION BY WRITTEN CONSENT IN LIEU OF A MEETING. SUCH WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENTS UNDER NEVADA LAW AND NO ADDITIONAL VOTING WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By Order of the Board of Directors,
/s/ Korstiaan Zandvliet
Korstiaan Zandvliet
President and Director

_______, 2017

SYMBID CORP.
Maronistraat 16
 3029 AK Rotterdam
The Netherlands

INFORMATION STATEMENT

_______, 2017

This Information Statement is being furnished to stockholders of Symbid Corp. a Nevada corporation (“we” or “us”), to advise you of corporate action approved without a meeting by less than unanimous written consent of our stockholders. Such corporate action is the adoption of an amendment to our Articles of Incorporation to (i) effect a reverse stock split of our Common Stock at a ratio of not less than 1:40 (the “Minimum Ratio”) and not more than 1:80 (the “Maximum Ratio”), $0.001 par value per share, and (ii) change our name to Sincerity Applied Materials Holdings Corp (collectively, the “Charter Amendments”). Approval of the Charter Amendments requires the affirmative vote of the holders of a majority of the outstanding voting rights entitled to vote thereon. There are no dissenters’ rights applicable to the Charter Amendments.

A copy of the Certificate of Amendment to our Articles of Incorporation to be filed in connection with the Charter Amendments is attached to this Information Statement as Appendix A.

Our Board of Directors, by written consent on April 20, 2017, has approved, and stockholders holding 149,863,484 shares of Common Stock (80% of our outstanding voting stock) on April 20, 2017, have consented in writing to the Charter Amendment. On April 20, 2017 we had 187,329,355 shares of common stock issued and outstanding. Accordingly, all corporate actions necessary to authorize the Charter Amendments have been taken. Under Section 78.320 of the Nevada Revised Statutes (“NRS”), any action required or permitted by the NRS to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting. In accordance with the regulations under the Securities Exchange Act of 1934, as amended, the Charter Amendments will not become effective until at least 20 days after we have sent or given this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file a Certificate of Amendment to our Articles of Incorporation to effect the Charter Amendments. Subject to requisite Financial Regulatory Authority, Inc. (“FINRA”) approval, the proposed reverse stock split and name change will become effective at the time of the filing of the Charter Amendments or such other time as provided in the Charter Amendments.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our executive offices are located at Maronsitraat 16, 3029 AK Rotterdam, The Netherlands.

This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about May __, 2017. Each holder of record of shares of our common stock at the close of business on April 20, 2017 is entitled to receive a copy of this Information Statement.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and the persons entitled to vote a majority of our outstanding shares of common stock. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:
WHY AREN'T WE HOLDING A MEETING OF STOCKHOLDERS?

A:
Our Board of Directors has already approved the Certificate of Amendment to our Articles of Incorporation and has received the written consent of a majority of the voting interests entitled to vote on such actions. Under the NRS, these actions may be approved by the written consent of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:
WHAT IS THE PURPOSE OF THE CHARTER AMENDMENT TO EFFECT A REVERSE STOCK SPLIT?

A:
Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares. Our Board of Directors believes that having fewer outstanding shares may encourage investor interest and improve the marketability and liquidity of our common stock. The reduction in the number of outstanding shares will result in an increase in the number of authorized but unissued shares available for future issuance by us in connection with capital raising transactions, mergers and acquisitions, compensation payable in stock and similar matters. There can be no assurance given however that any of the anticipated effects of the reverse stock split will occur.

Q:
CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:
No. Under the NRS, you are not entitled to appraisal and purchase of your stock as a result of the Charter Amendment.

Q:
WHO WILL PAY THE COSTS OF THE CHARTER AMENDMENTS?

A:
We will pay all of the costs of the Charter Amendments, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Charter Amendments.

NAME CHANGE

We are engaged in discussions with Sincerity Australia Pty Ltd., an Australian corporation (“Sincerity”), regarding a possible business combination involving the two companies. At this stage, no definitive terms have been agreed to, neither party is bound to proceed with any transaction and no assurance can be given that a transaction will be completed. We will change our name (the “Name Change”) to “Sincerity Applied Materials Holdings Corp.” to facilitate the proposed transaction. If the parties determine not to proceed with the business combination, we will change our name back to Symbid Corp. or adopt another name.

REVERSE STOCK SPLIT

Our Board of Directors and stockholders holding a majority of our outstanding voting shares have approved an amendment to our Articles of Incorporation to effect a reverse stock split of our common stock (the “Reverse Split”) at a ratio of not less than 1-for40 (the “Minimum Ratio”) and not more than 1-for-80 (the Maximum Ratio”) and to implement the Reverse Split within this range.

Pursuant to the Reverse Split, each forty (40) shares of our Common Stock, if the Minimum Ratio is utilized, and each eighty (80) shares of our Common Stock if the Maximum Ratio is utilized, registered in the name of a stockholder at the effective time of the Reverse Split will be converted into one share of our Common Stock. If we effect the Reverse Split at a ratio in between the Minimum Ratio and Maximum Ratio, the number of shares of our common stock which will convert into one share of our Common Stock will reflect the actual ratio utilized. As permitted under Nevada law, shares of Common Stock that would be converted into less than one share in the Reverse Split will instead be rounded up to the next whole number as described below.

We have the discretion to determine when to effect the Reverse Split. We expect to consummate the Reverse Split as soon as possible after (a) twenty (20) days have passed from the commencement of our mailing this Information Statement, and (b) we have received approval of the Reverse Split from FINRA.

The Reverse Split and Name Change will only become effective following our filing of a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) and our receipt of FINRA approval. The form of the proposed Certificate of Amendment to effect the Reverse Split and Name Change is attached to this Information Statement as Appendix A and the following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

Purposes of the Reverse Stock Split

Generally, the effect of a reverse stock split is to increase the market price per share by reducing the number of outstanding shares. A reverse stock split typically does not increase the aggregate market value of all outstanding shares. Our Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Our Board of Directors believes that the anticipated higher market price resulting from a reverse split may reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Board of Directors also believes that the Reverse Split will afford the Company additional flexibility in consummating potential future financings and/or strategic transactions without the need for further stockholder approval. One consequence of the Reverse Split will be an increase in the ratio of the number of shares of our common stock that are authorized but unissued to the number of shares that are issued and outstanding. This will enable our Board of Directors to issue a greater multiple of our currently outstanding common stock without seeking stockholder approval to increase the total number of authorized shares.

Potential Risks of the Reverse Stock Split

Following the Reverse Split, there can be no assurance that the bid price of our common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split. In other words, there can be no assurance that the post-split market price of our Common Stock can be maintained for any period of time. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split.

Additionally, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by any increased investor interest in our common stock resulting from a higher per share price.

Principal Effects of a Reverse Stock Split

Principal Effects of a Reverse Stock Split

When our Board of Directors determines to effect the Reverse Split, our issued and outstanding shares of common stock will decrease at a rate between (i) one share of common stock for every forty shares of common stock currently outstanding on the low end and (ii) one share of common stock for every eighty shares of common stock currently outstanding on the high end. The Reverse Split will be effected simultaneously for all shares of our common stock, and the exchange ratio would be the same for all shares of our common stock.

The following table contains approximate information relating to our common stock, based on share information as of April 20, 2017:

	Current	After Reverse Split if 1:40 Ratio is Selected	After Reverse Split if 1:80 Ratio is Selected

Authorized common stock	290,000,000	7,250,000	3,625,000
Common stock issued and outstanding	187,329,355	4,683,234	2,341,617
Common stock issuable upon exercise of outstanding stock options	N/A	N/A	N/A
Common stock reserved for issuance for future grants under 2013 Equity Incentive Plan	3,724,432	93,111	46,555
Common stock available for issuance upon exercise of outstanding warrants(1)	2,380,810	59,521	29,761
Common stock available for issuance upon conversion of convertible debentures	N/A	N/A	N/A

(1)
All warrants expire on May 20, 2017. Prior to the Reverse Split, the warrants have an exercise price of $0.75 per share. After a Reverse Split at a ratio of 1:40, the warrants would have an exercise price of $30 per share. After a Reverse Split at a ratio of 1:80, the warrants would have an exercise price of $60 per share.

The table above does not take into consideration the rounding up of fractional shares issuable as the result of the Reverse Split.

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not expect the Reverse Split to affect the registration of our common stock under the Exchange Act. Our common stock is currently quoted on the OTC Markets, and the Reverse Split will not be implemented until we file the Charter Amendment with the Secretary of State of the State of Nevada and receive requisite approval from FINRA.

After the effective date of the Reverse Split, each stockholder will own fewer shares of our common stock. However, the Reverse Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders receiving whole shares in lieu of fractional shares as described herein. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Split other than as a result of the rounding up in lieu of issuing fractional shares. Further, the number of stockholders of record will not be affected by the Reverse Split.

The Reverse Split may result in some stockholders owning “odd-lots” of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares. The Reverse Split will not change the number of authorized shares of our common stock as designated by our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of common stock will decrease, the number of shares remaining available for issuance under our authorized pool of common stock will increase.

These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. We are presently engaged in discussions with Sincerity Australia Pty Ltd. regarding a possible business combination involving the two companies but no definitive terms have been agreed to and neither party is bound to proceed with any transaction. If the parties do determine to proceed with a business combination, it is expected that we would issue shares of our common stock in connection therewith. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no other current plans or arrangements which could result in our issuing additional shares of our common stock for such purposes.

These proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our common stock that would become available for issuance following the Reverse Split could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Except as otherwise provided herein, our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control, and the proposal was not adopted to thwart any such efforts.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares which are not evenly divisible as a result of the Reverse Split ratio, upon surrender to the exchange agent of the certificates representing such fractional shares, shall be entitled to receive a whole share as described below.

In lieu of issuing fractional shares, we will round fractions up to the nearest whole share.

Reduction in Stated Capital

Pursuant to the Reverse Split, the par value of our common stock will remain $0.001 per share. As a result of the Reverse Split, on the effective date thereof, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

We currently have no intention to go private, and the Reverse Split is not intended to be the first step in a “going private transaction” and will not have the effect of a going private transaction under Rule 13e-3 of the Exchange Act.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

Our Board of Directors, in its sole discretion, will determine whether to implement the Revere Split, taking into consideration the factors discussed above, and, if implemented within the time limits discussed above determine the ratio of the Reverse Split.

We would then file a Certificate of Amendment amending our Articles of Incorporation with the Nevada Secretary of State. The form of the Amendment is attached to this Information Statement as Appendix A. Upon the effective date specified in the Articles of Amendment, without any further action on our part or our shareholders, the issued shares of common stock held by shareholders of record as of the effective date of the Reverse Split would be converted into a lesser number of shares of common stock calculated in accordance with the Reverse Split ratio of not less the one-for-forty or not more than one-for-eighty, as selected by our Board of Directors and set forth in the Certificate of Amendment to the Articles of Incorporation. The number of shares of common stock underlying outstanding warrants and the related exercise prices therefor, would also be automatically adjusted on the effective date (see table above).

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

When we effect the Reverse Split, we intend to treat the common stock held by our shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold shares of our common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)

Some of the registered holders of our common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Vstock Transfer, LLC. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action would need to be taken to receive post-Reverse Split shares or fractional shares, if applicable. If a shareholder is entitled to post-Reverse Split shares, a transaction statement would automatically be sent to the shareholder's address of record indicating the number of shares of common stock held following the Reverse Split.

Effect on Certificated Shares

Our transfer agent would act as our exchange agent for the Reverse Split and would assist holders of our common stock in implementing the exchange of their certificates.

As soon as practicable after the effective date of a Reverse Split, shareholders holding shares in certificated form would be sent a transmittal letter by our transfer agent. The letter of transmittal would contain instructions on how a shareholder should surrender his or her certificates representing common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-Reverse Split common stock, as applicable (“New Certificates”). No New Certificates would be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder would be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal would contain instructions on how a shareholder may obtain New Certificates if their Old Certificates have been lost. If a shareholder has lost their certificates, such shareholder may have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we would deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, would automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the Reverse Split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. In that case, shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the Reverse Split) in order to avoid having shares become subject to escheat laws.

No Dissenters' Rights

In connection with the approval of the Reverse Split, you and our other stockholders will not have a right to dissent and obtain payment for their shares under the NRS or our Certificate of Incorporation or By-laws.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants, convertible debentures or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre- Reverse Split shares for post- Reverse Split shares. The aggregate tax basis of the post- Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre- Reverse Split shares exchanged therefor. The stockholder’s holding period for the post- Reverse Split shares will include the period during which the stockholder held the pre- Reverse Split shares surrendered in the Reverse Split.

We should not recognize any gain or loss as a result of the Reverse Split.

Financial Information

Our audited financial statements and accompanying notes filed with our Annual Report (our “Annual Report”) on Form 10-K for the year ended December 31, 2016 are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of the Common Stock as of April 20, 2017 (the Consent Date on the Reverse Split), unless otherwise noted, by:

●
each stockholder known to the Company to own beneficially more than 5% of the Common Stock;

●
each of the Company’s directors;

●
each of the Company’s executive officers; and

●
all of the Company’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or dispositive power with respect to securities. Common shares relating to options, warrants or convertible debentures currently exercisable, or exercisable within 60 days of April 20, 2017, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the tables have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Symbid Corp., Maronistraat 16, 3029 AK Rotterdam, The Netherlands.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)

Korstiaan Zandvliet	Common Stock, $0.001 par value	1,376,096 shares, direct(3)	0.73%

Maarten van der Sanden	Common Stock, $0.001 par value	1,420,039 shares, direct(4)	0.76%

All directors and executive officers as a group (2 persons)	Common Stock, $0.001 par value	2,796,135 shares	1.49%

CKR Law LLP1330 Avenue of the Americas 14th FloorNew York, NY 10019	Common Stock $0.001 par value	140,575,750(5)	75.01%

(1)
As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.  Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.
(2)
There were 187,329,355 shares of common stock issued and outstanding on April 20, 2017.
(3)
Consists of Shares held by Arena Amnis B.V. Korstiaan Zandvliet has sole voting and investment power with respect to these shares.
(4)
Consists of shares held by Sanden Beheer B.V. Maarten van der Sanden has sole voting and investment power with respect to these shares
(5)
Jeffrey A. Rinde, the managing partner of CKR Law LLP has sole voting and investment power with respect to these shares.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of these filings, at no cost, by writing Symbid Corp. at Monistraat 16, 3029 AK Rotterdam, or telephoning the Company at +31(0)108900400. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the Stockholders only for information purposes in connection with the Name Change and Reverse Stock Split, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Korstiaan Zandvliet
Name:	Korstiaan Zandvliet
Title:	President and Director

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

SYMBID CORP.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Symbid Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation of the Corporation has been amended to change the name of the Corporation to Sincerity Applied Materials Holdings Corp. as set forth in Exhibit A attached hereto and made a part hereof by this reference.

Article 5 of the Articles of Incorporation of the Corporation has been amended to add a Section 5.4 as set forth in Exhibit A attached hereto and made a part hereof by this reference.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 149,863,484 Shares (80%)

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

Exhibit A

Article 1 of the Corporation’s Articles of Incorporation shall be amended to read as follows:

“1. Name of Corporation: The name of the Corporation is Sincerity Applied Materials Holdings Corp.”

Article 5 of the Corporation’s Articles of Incorporation shall be amended to add a Section 5.4 thereto and read as follows:

“5.4 Reverse Stock Split As of the effective date of the filing of the Articles of Amendment containing this Amendment with the Nevada Secretary of State (the “Effective Date”), every __ (the “Reverse Split Factor”) outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock (the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. A shareholder of record who otherwise would be entitled to receive a fractional share will be entitled to receive one whole share.”